Exhibit 99.1

FARO Reports Fourth Quarter and Fiscal Year 2018 Financial Results

LAKE MARY, FL, February 19, 2019 - FARO® (NASDAQ: FARO), the world’s most trusted source for 3D measurement and imaging solutions for 3D manufacturing, construction BIM, 3D design, public safety forensics, and photonics applications, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2018.

“In 2018, we achieved $425 million in new order bookings, up 12.8 percent year-over-year, and crossed the $400 million milestone in annual sales for the first time in the Company’s history,” stated Dr. Simon Raab, President and Chief Executive Officer. “We executed on our strategic sales growth initiative to increase our sales headcount by mid-teens for a second consecutive year. We continued our new product drumbeat with 14 new product releases. We accelerated our M&A pace with four acquisitions plus our first strategic investment and, in the process, created a new Photonics vertical. Our new product drumbeat and acquisitions expanded our product portfolio to the most technologically advanced and expansive in our history. Our platform for growth is stronger than ever.”

We sell products and related services to the U.S. Government (the “Government”) under General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) and have done so since 2002. Late in fourth quarter 2018, during an internal review we preliminarily determined that we may have overcharged the Government under the Contracts (the “GSA Matter”). “GSA sales represented approximately 3.5 percent of our total sales in 2018,” continued Dr. Raab. “Nevertheless, we take our Government contract compliance very seriously and have begun remediation efforts with the assistance of outside legal counsel including, but not limited to, the identification of additional controls and procedures to ensure future compliance with the pricing and other requirements of the Contracts. On February 14, 2019, we reported the GSA Matter to the GSA and its Office of Inspector General.”

Fourth Quarter 2018
As a result of the GSA Matter, for fourth quarter 2018 we reduced our total sales by a $4.8 million estimated cumulative sales adjustment (the "GSA cumulative sales adjustment"), representative of the last six years of estimated overcharges to the Government under the Contracts. In addition, for fourth quarter 2018 we recorded $0.5 million of imputed interest related to the GSA cumulative sales adjustment, which increased other expense and resulted in an estimated total liability of $5.3 million for the GSA Matter. This estimate is based on our preliminary review as of the date of this press release and is subject to change based on the results of a review being conducted by our outside legal counsel and discussions with the Government.

Total sales were $112.8 million for fourth quarter 2018, up 6.0% as compared with $106.4 million for fourth quarter 2017. Our sales increase was mainly driven by higher unit sales across all segments, higher average selling prices in our 3D Manufacturing reporting segment and total service revenue growth, partially offset by the GSA cumulative sales adjustment. Our new order bookings were $122.2 million for fourth quarter 2018, up 10.5% as compared with $110.6 million for fourth quarter 2017.

Gross margin was 57.2% for the quarter, down 1.1 percentage points as compared with 58.3% in the same prior year period, reflecting higher average selling prices in our 3D Manufacturing reporting segment and an improved service margin which were more than offset by the effects of the GSA cumulative sales adjustment.

Operating income was $5.8 million for the quarter, as compared with $9.2 million in the same prior year period, primarily reflecting our sales increase which was more than offset by the effects of the GSA cumulative sales adjustment. Operating margin was 5.2% for fourth quarter 2018, as compared with operating margin of 8.6% for the same prior year period.

Our net income of $5.8 million, or $0.33 per share, for fourth quarter 2018 included a $1.0 million benefit related to finalizing our transition tax under the U.S. Tax Cuts and Jobs Act of 2017 ("U.S. Tax Reform") and a $3.9 million unfavorable after-tax impact of the GSA Matter. Our net loss of $11.1 million, or $0.66 per share, for fourth quarter 2017 included a provisional charge of $19.4 million recorded in income tax expense related to the enactment of U.S. Tax Reform.

As of December 31, 2018, our balance sheet remained debt-free with cash and short-term investments totaling $133.6 million, of which $77.5 million was held by foreign subsidiaries.

Fiscal Year 2018
Total sales were $403.6 million for fiscal year 2018, up 11.8% as compared with $360.9 million for fiscal year 2017. Our sales increase was mainly driven by an increase in unit sales within our Construction BIM and Emerging Verticals reporting segments, and higher average selling prices in our 3D Manufacturing reporting segment, partially offset by the GSA cumulative sales adjustment.

New order bookings were $425.3 million for fiscal year 2018, up 12.8% as compared with $377.0 million for fiscal year 2017. With our trailing 12 months new order bookings of $425.3 million and our trailing 12 months sales full-time experienced ("FTE") headcount of 599, our trailing 12 months orders per sales FTE metric was approximately $710,000, up $4,000 from third quarter 2018.

Gross margin was 56.6% for fiscal year 2018, down 0.1 percentage points as compared with the prior year, reflecting the benefit of higher average selling prices in our 3D Manufacturing reporting segment and improved manufacturing efficiencies which were more than offset by the effects of the GSA cumulative sales adjustment and the $4.7 million increase in our inventory reserve recorded in third quarter 2018.

Operating income was $5.8 million for fiscal year 2018, an increase from $5.3 million for fiscal year 2017, primarily driven by our double-digit sales growth partially offset by our investment in increased sales headcount, the effects of the GSA cumulative sales adjustment and the increase in our inventory reserve recorded in third quarter 2018. Operating margin was 1.4% for fiscal year 2018, as compared with operating margin of 1.5% for fiscal year 2017.

Our net income of $4.9 million, or $0.29 per share, for fiscal year 2018 included a $1.0 million benefit related to finalizing our transition tax under U.S. Tax Reform and a $3.9 million unfavorable after-tax impact of the GSA Matter. Our net loss of $14.5 million, or $0.87 per share, for fiscal year 2017 included a provisional charge of $19.4 million recorded in income tax expense related to the enactment of U.S. Tax Reform.

The financial information included in this press release is preliminary as the Company has not yet issued its audited financial statements, and such information may differ from our audited results.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements regarding FARO's estimated overcharges to the Government under the GSA Contracts, demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, estimates, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:
•the results of the Company’s and its outside legal counsel's review of the GSA Matter; the outcome of the U.S. Government’s review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company’s reputation;
•development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;
•the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO
FARO is the world’s most trusted source for 3D measurement and imaging solutions. The Company develops and markets computer-aided measurement and imaging devices and software for the following vertical markets:
•3D Manufacturing - High-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes
•Construction BIM - 3D capture of as-built construction projects and factories to document complex structures and perform quality control, planning and preservation
•Public Safety Forensics - Capture and analysis of on-site real world data to investigate crash, crime and fire events, plan security activities and provide virtual reality training for public safety personnel

•3D Design - Capture and edit 3D shapes of products, people, and/or environments for design purposes in product development, computer graphics and dental and medical applications
•Photonics - Develop and market galvanometer-based laser measurement products and solutions
FARO’s global headquarters is located in Lake Mary, Florida. The Company also has a technology center and manufacturing facility consisting of approximately 90,400 square feet located in Exton, Pennsylvania containing research and development, manufacturing and service operations of our FARO Laser TrackerTM and FARO Tracer Laser Projector product lines. The Company's European regional headquarters is located in Stuttgart, Germany and its Asia-Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Thailand, South Korea, Japan, and Australia.
More information is available at http://www.faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales
Product	$88,984	$84,446	$311,102	$277,922
Service	23,860	21,977	92,525	82,995
Total sales	112,844	106,423	403,627	360,917
Cost of Sales
Product	36,036	31,957	124,802	110,143
Service	12,257	12,372	50,480	46,137
Total cost of sales (exclusive of depreciation and amortization, shown separately below)	48,293	44,329	175,282	156,280
Gross Profit	64,551	62,094	228,345	204,637
Operating Expenses
Selling and marketing	30,754	28,660	116,920	103,544
General and administrative	12,763	10,924	47,652	43,807
Depreciation and amortization	4,846	4,513	18,313	16,588
Research and development	10,342	8,846	39,706	35,376
Total operating expenses	58,705	52,943	222,591	199,315
Income from operations	5,846	9,151	5,754	5,322
Other expense (income)
Interest income	(224)	(73)	(429)	(319)
Other expense (income), net	271	(510)	1,139	(190)
Interest expense	486	7	486	4
Income before income tax expense	5,313	9,727	4,558	5,827
Income tax (benefit) expense	(445)	20,785	(372)	20,343
Net income (loss)	$5,758	$(11,058)	$4,930	$(14,516)
Net income (loss) per share - Basic	$0.33	$(0.66)	$0.29	$(0.87)
Net income (loss) per share - Diluted	$0.33	$(0.66)	$0.29	$(0.87)
Weighted average shares - Basic	17,254,011	16,738,400	17,043,167	16,711,534
Weighted average shares - Diluted	17,498,061	16,738,400	17,348,456	16,711,534

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$108,783	$140,960
Short-term investments	24,793	10,997
Accounts receivable, net	88,927	72,105
Inventories, net	65,444	53,786
Prepaid expenses and other current assets	28,795	16,311
Total current assets	316,742	294,159
Property and equipment:
Machinery and equipment	76,048	66,514
Furniture and fixtures	6,749	6,945
Leasehold improvements	20,304	19,872
Property and equipment at cost	103,101	93,331
Less: accumulated depreciation and amortization	(72,684)	(61,452)
Property and equipment, net	30,417	31,879
Goodwill	67,274	52,750
Intangible assets, net	33,054	22,540
Service and sales demonstration inventory, net	39,563	39,614
Deferred income tax assets, net	14,719	15,606
Other long-term assets	4,475	2,030
Total assets	$506,244	$458,578
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,093	$11,569
Accrued liabilities	36,327	27,362
Income taxes payable	5,081	4,676
Current portion of unearned service revenues	32,878	29,674
Customer deposits	3,144	2,604
Total current liabilities	97,523	75,885
Unearned service revenues - less current portion	15,505	11,815
Deferred income tax liabilities	736	695
Income taxes payable - less current portion	12,247	15,952
Other long-term liabilities	3,624	2,165
Total liabilities	129,635	106,512
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 18,676,059 and 18,277,142 issued; 17,253,011 and 16,796,884 outstanding, respectively	19	18
Additional paid-in capital	251,329	223,055
Retained earnings	175,353	168,624
Accumulated other comprehensive loss	(18,483)	(7,822)
Common stock in treasury, at cost - 1,423,048 shares and 1,480,258, respectively	(31,609)	(31,809)
Total shareholders’ equity	376,609	352,066
Total liabilities and shareholders’ equity	$506,244	$458,578

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2018	2017	2016
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income (loss)	$4,930	$(14,516)	$11,107
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,313	16,588	13,868
Compensation for stock options and restricted stock units	7,620	6,450	5,374
Provision for bad debts	907	370	898
Loss on disposal of assets	192	451	860
Provision for excess and obsolete inventory	5,757	1,734	4,134
Deferred income tax benefit	689	(1,740)	(2,002)
Income tax benefit from exercise of stock options	—	—	(357)
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	(15,995)	(6,766)	6,727
Inventories	(20,532)	(10,926)	(6,729)
Prepaid expenses and other assets	(11,310)	(253)	3,588
Increase (decrease) in:
Accounts payable and accrued liabilities	11,774	1,103	534
Income taxes payable	(3,286)	20,011	618
Customer deposits	513	(461)	(1,310)
Unearned service revenues	7,330	(1,690)	273
Net cash provided by operating activities	6,902	10,355	37,583
INVESTING ACTIVITIES:
(Purchases of) Proceeds from sale of investments	(14,000)	32,000	—
Purchases of property and equipment	(11,021)	(8,970)	(7,720)
Payments for intangible assets	(1,900)	(2,377)	(1,657)
Acquisition of business, net of cash received	(27,646)	(5,596)	(27,708)
Equity investments	(1,786)	—	—
Net cash (used in) provided by investing activities	(56,353)	15,057	(37,085)
FINANCING ACTIVITIES:
Payments on capital leases	(157)	(108)	(8)
Payments of contingent consideration for acquisitions	(888)	(521)	(774)
Income tax benefit from exercise of stock options	—	—	357
Proceeds from issuance of stock related to stock option exercises	20,855	3,594	674
Net cash provided by financing activities	19,810	2,965	249
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,536)	6,414	(1,934)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(32,177)	34,791	(1,187)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	140,960	106,169	107,356
CASH AND CASH EQUIVALENTS, END OF YEAR	$108,783	$140,960	$106,169

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
 (UNAUDITED)

	Years ended December 31,
(in thousands)	2018	2017	2016
Net income (loss)	$4,930	$(14,516)	$11,107
Currency translation adjustments, net of income tax	(10,661)	16,739	(4,700)
Comprehensive (loss) income	$(5,731)	$2,223	$6,407

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA

	Three Months Ended			Twelve Months Ended
(sales in thousands)	Q4 2018 Sales	Q4 2017 Sales	% Change	Q4 2018 Sales	Q4 2017 Sales	% Change
Reporting Segments
3D Manufacturing (1)	$75,602	$70,940	6.6%	$264,430	$243,464	8.6%
Construction BIM (2)	26,226	25,798	1.7%	96,185	86,349	11.4%
Emerging Verticals (3)	11,016	9,685	13.7%	43,012	31,104	38.3%
Total sales, as reported	$112,844	$106,423	6.0%	$403,627	$360,917	11.8%

(1) The 3D Manufacturing reporting segment (formerly known as Factory Metrology and 3D Factory) contains solely  our 3D Manufacturing vertical (formerly our Factory Metrology/3D Factory and 3D Machine Vision verticals).
(2) The Construction BIM reporting segment contains solely our Construction BIM vertical (formerly known as     Construction BIM-CIM).
(3) The Emerging Verticals reporting segment (formerly known as Other) includes our 3D Design (formerly known as  Product Design), Public Safety Forensics, and Photonics verticals.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA

	New Order Bookings (in millions)	Ending Sales Headcount	Sales FTE Headcount (1)	Trailing 12 Months Sales FTE Headcount (1)	Trailing 12 Months Orders per Sales FTE (in thousands) (1)
Q2-16	$81.6	468	424	419	$782
Q3-16	$79.8	507	435	424	$790
Q4-16	$95.8	536	454	432	$766
Q1-17	$86.9	593	486	450	$765
Q2-17	$89.0	627	516	473	$743
Q3-17	$90.5	635	548	501	$723
Q4-17	$110.6	631	568	530	$711
Q1-18	$96.1	653	581	553	$698
Q2-18	$106.5	672	591	572	$706
Q3-18	$100.5	707	604	586	$706
Q4-18	$122.2	733	621	599	$710

(1) Sales full-time experienced (“FTE”) is a metric whereby sales headcount is measured as a time-weighted    average with the first year contribution of a new employee discounted by an experience factor.